As filed with the Securities and Exchange Commission on May 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	27-1275784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201, Longmont, CO	80501
(Address of Principal Executive Offices)	(Zip Code)

S&W Seed Company 2019 Equity Incentive Plan

(Full title of the plan)

Mark W. Wong
2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2019 Equity Incentive Plan Common Stock, $0.001 par value per share	4,000,000 shares (3)	$3.88	$15,520,000.00	$1,693.24
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant's common stock (the “Common Stock”) that become issuable under the Registrant's 2019 Equity Incentive Plan, as amended (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The maximum offering price per share and the maximum aggregate offering price are calculated on the basis of the average of the high and low sales prices of the Common Stock on May 10, 2021, as reported on the Nasdaq Capital Market.

(3)

Represents an increase in the number of shares of Common Stock reserved for issuance under the 2019 Plan pursuant to an amendment to the 2019 Plan approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders held on December 16, 2020.

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2019 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 12, 2019 (File No. 333-229625). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1(1)	Registrant's Articles of Incorporation, as amended.
4.2(2)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
4.3(3)	Registrant’s Second Amended and Restated Bylaws, together with Amendment One thereto.
4.4(4)	Form of Common Stock Certificate.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(5)	S&W Seed Company 2019 Equity Incentive Plan, as amended.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed on February 11, 2021 (File No. 001-34719).
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on October 26, 2018 (File No. 001-34719).
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q, filed on May 14, 2020 (File No. 001-34719).
(4)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, filed on August 4, 2017 (File No. 333-219726).
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on December 18, 2020 (File No. 001-34719).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on May 13, 2021.

S&W SEED COMPANY

By:	/s/ Mark W. Wong
Mark W. Wong
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Wong and Matthew K. Szot, and each or any one of them, as his or her true and lawful attorney-in-fact, with full power of substitution, and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy and attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark W. Wong Mark W. Wong	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2021
/s/ Matthew K. Szot Matthew K. Szot	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2021
/s/ Mark J. Harvey Mark J. Harvey	Chairman of the Board of Directors	May 13, 2021
/s/ David A. Fischhoff David A. Fischhoff, Ph.D.	Director	May 13, 2021
/s/ Consuelo E. Madere Consuelo E. Madere	Director	May 13, 2021
/s/ Alexander C. Matina Alexander C. Matina	Director	May 13, 2021
/s/ Charles B. Seidler Charles B. Seidler	Director	May 13, 2021
/s/ Robert D. Straus Robert D. Straus	Director	May 13, 2021
/s/ Alan Willits Alan Willits	Director	May 13, 2021